               EXHIBIT 11.1 - COMPUTATION OF PER SHARE EARNINGS
                   (In thousands, except per share amounts)

                                                 Three Months Ended   Nine Months Ended
                                                     January 31,         January 31,
                                                 ------------------   ------------------
                                                   1997       1996       1997      1996
                                                 -------    -------   --------   -------
Primary:
  Earnings:
    Net income (loss)                            $    36    $  (540)  $ (1,047)  $  (469)

  Shares:
    Weighted average shares outstanding            5,036      5,036      5,036     5,036
    Net shares issuable on exercise of certain
      stock options                                   --          1         --         1
                                                 -------    -------   --------   -------

    Weighted average shares outstanding,
      as adjusted                                  5,036      5,037      5,036     5,037

  Per share amounts:
    Net income (loss)                            $   .01    $  (.11)  $   (.21)  $  (.09)
                                                 -------    -------   --------   -------
                                                 -------    -------   --------   -------

Fully diluted (A):
  Earnings:
    Net income (loss)                            $    36    $  (540)  $ (1,047)  $  (469)

  Shares:
    Weighted average shares outstanding            5,036      5,036      5,036     5,036
    Net shares issuable on exercise of certain
      stock options                                   --          3         45         6
                                                 -------    -------   --------   -------

   Weighted average shares outstanding,
     as adjusted                                   5,036      5,039      5,081     5,042

  Per share amounts:
    Net income (loss)                            $   .01    $  (.11)  $   (.21)  $  (.09)
                                                 -------    -------   --------   -------
                                                 -------    -------   --------   -------

Note A: This calculation is submitted for the three months ended January 31, 1996, and the nine months ended January 31, 1997 and 1996, in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.